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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                               IOMED, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which
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           (1)  Amount Previously Paid:
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           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                  IOMED, INC.
                         2441 SOUTH 3850 WEST, SUITE A
                           SALT LAKE CITY, UTAH 84120
                            TELEPHONE (801) 975-1191

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 2001

    The Annual Meeting of Shareholders of IOMED, Inc. will be held on Tuesday, November 13, 2001, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah. At the meeting, shareholders will consider and take action upon the following matters:

    1. Election of two Class III directors to serve a term of three years or until their successors are duly elected and qualified;

    2. Approval of an amendment to the Company's 1997 Share Incentive Plan to increase the number of shares reserved for issuance;

    3. Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2002; and

    4. Any other business that may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on September 14, 2001, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert J. Lollini
                                          Secretary

September 28, 2001

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                  IOMED, INC.
                         2441 SOUTH 3850 WEST, SUITE A
                           SALT LAKE CITY, UTAH 84120
                            TELEPHONE (801) 975-1191

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 2001

                            ------------------------

                     SOLICITATION AND REVOCABILITY OF PROXY

GENERAL

    The Board of Directors of IOMED, Inc. ("us" or "we") is soliciting the enclosed proxy for use at our 2001 annual meeting of shareholders. We will be holding our annual meeting on November 13, 2001, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah.

    We first mailed these proxy solicitation materials, form of proxy and our Annual Report to shareholders for the fiscal year ended June 30, 2001, including financial statements, to our shareholders entitled to vote at the annual meeting on or about October 8, 2001.

RECORD DATE AND VOTING SECURITIES

    Our only authorized voting security is common stock, no par value per share. Shareholders of record as of September 14, 2001, are entitled to receive notice of, and to vote at, the annual meeting. As of September 14, 2001, 6,544,670 shares of common stock were outstanding.

REVOCABILITY OF PROXIES

    You may revoke any proxy you give pursuant to this solicitation at any time before its use by delivering to the Secretary of our company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. However, please note that attendance at the annual meeting in and of itself will not constitute a revocation of any proxy you grant.

VOTING AND SOLICITATION

    Each shareholder is entitled to one vote for each common share held as of September 14, 2001. Shareholders will not be entitled to cumulate their votes in the election of directors.

    We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies are being solicited primarily by mail, but our directors, officers and regular employees may also solicit proxies personally, by telephone, facsimile or by special letter.

QUORUM AND ABSTENTIONS; BROKER NON-VOTES

    A representative from Computershare Investor Services will serve as the Inspector of Elections for our annual meeting. The Inspector of Elections will tabulate votes cast by proxy or in person at this meeting. The Inspector will also determine whether or not a quorum is present. In general, Utah law

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provides that a quorum consists of a majority of shares which are entitled to vote at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present (in person or represented by proxy) at a duly held meeting at which a quorum is present is required under Utah law for approval of proposals presented to shareholders.

    The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but are not counted as votes FOR or AGAINST any matter. If a returned proxy is not marked as to a particular proposal, the proxy will be voted FOR the proposal, or, as the proxy holders deem advisable, on certain other matters that may properly come before the meeting. The proxy will not confer authority on the proxy holders to vote for the election of any director for which no bona fide nominee is named in this proxy statement.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present with respect to that matter for purposes of determining if a quorum is present. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Utah concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT 2002 ANNUAL
  MEETING

    We must receive all shareholder proposals intended to be included in the proxy materials for consideration at the 2002 Annual Meeting of Shareholders by February 5, 2002. We suggest that you send to us all such proposals by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning ten percent of our common stock to file reports of ownership with the SEC. Each of these persons is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed.

    Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all persons required to file such reports during fiscal year 2001 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, with the exception of James R. Weersing, who was delinquent in filing a report covering the purchase of shares of common stock. We believe that each person required to file such requests is now current in all reporting obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of August 31, 2001, for (i) each person who we know owns beneficially more than 5% of our common stock,
(ii) each member of the Board of Directors, (iii) each Named Executive Officer (as defined below) and (iv) all directors and Named Executive Officers as a group. Unless

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otherwise indicated, the principal address of each shareholder, director and
Named Executive Officer is our principal corporate office address at 2441 South 3850 West, Suite A, Salt Lake City, Utah 84120.

                                                                 SHARES      APPROXIMATE
                                                              BENEFICIALLY   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNED (1)      TOTAL (2)
------------------------------------                          ------------   -----------
5% SHAREHOLDERS
  Elan International Services, Ltd. (3).....................   2,204,358        29.3%
    102 St. James Court
    Flatts Smiths FL04 Bermuda

  Newtek Ventures...........................................     618,426         9.5%
    500 Washington Street, Suite 720
    San Francisco, CA 94111

  MBW Venture Partners, LP..................................     470,231         7.2%
    350 Second Street, Suite 8
    Los Altos, CA 94022

  Laboratoires Fournier, S.C.A..............................     368,498         5.6%
    42, rue de Longvic
    21300 Chenove France

DIRECTORS
  James R. Weersing(4)......................................     135,337         2.1%
  John W. Fara, Ph.D. (5)...................................      41,248        *
  Michael T. Sember (6).....................................      35,000        *
  Steven P. Sidwell (7).....................................      41,207        *
  Peter J. Wardle (8).......................................      88,000         1.3%
  Warren Wood (9)...........................................      39,166            *

NAMED EXECUTIVE OFFICERS
  Steven L. Hamilton (10)...................................      63,900         1.0%
  Robert J. Lollini (11)....................................      91,421         1.4%
  W. Tim Miller (12)........................................     112,431         1.7%
  Jamal Yanaki (13).........................................      25,342        *
  Executive officers and directors as a group (10 persons)
    (14)....................................................     673,046         9.6%

------------------------------
* Less than 1%.
(1) Unless otherwise indicated in these footnotes, or pursuant to applicable state community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned.
(2) Percentages are based upon 6,544,670 shares of common stock outstanding on August 31, 2001, together with any applicable convertible preferred stock, warrants and options convertible or exercisable within 60 days of August 31, 2001, for such shareholder.
(3) Includes 893,801 shares of Series D non-voting convertible preferred stock, convertible into common stock on a share-for-share basis, and 104,166 common shares subject to outstanding warrants.
(4) Includes common shares held in the name of a revocable trust for which Mr. Weersing serves as co-trustee along with his spouse. Includes 50,000 common shares subject to options held by Mr. Weersing. Mr. Weersing is a general partner of MBW Management, Inc. and disclaims beneficial ownership of the shares beneficially owned by MBW Management, Inc. and its affiliates.
(5) Includes 41,248 common shares subject to options held by Dr. Fara.
(6) Includes 35,000 common shares subject to options held by Mr. Sember.
    Mr. Sember is an executive officer of Elan Corporation plc and disclaims beneficial ownership of shares owned beneficially by Elan International Services Ltd, a subsidiary of Elan.
(7) Includes 41,207 common shares subject to options held by Mr. Sidwell.
(8) Includes 35,000 common shares subject to options held by Mr. Wardle.
    Mr. Wardle is a general partner of Newtek Ventures, but disclaims beneficial ownership of the common shares held by Newtek Ventures.
(9) Includes 39,166 common shares subject to options held by Mr. Wood.
(10) Includes 60,000 common shares subject to options held by Mr. Hamilton.
(11) Includes 81,665 common shares subject to options held by Mr. Lollini.
(12) Includes 100,737 common shares subject to options held by Mr. Miller.
(13) Includes 23,842 common shares subject to options held by Mr. Yanaki.
(14) Includes 507,865 common shares subject to options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Our Amended and Restated Articles of Incorporation divides the Board into three classes. Each year, the directors in one of these three classes are elected to serve a three-year term. The term for the class three directors, currently comprised of Messrs. Peter J. Wardle and Warren Wood, expire at this meeting. The Board has nominated Messrs. Wardle and Wood for reelection as directors in that class for the term expiring in 2004. We have included biographies for Messrs. Wardle and Wood below. If either nominee for director becomes unavailable for election, the vacancy shall be filled by a vote of a majority of the directors then in office.

    Unless otherwise directed by a proxy, the President and Chief Financial Officer intend to vote the shares represented by proxies for all of the Board's nominees.

    The Board of Directors recommends a vote FOR the election of both nominees as a director.

NOMINEES FOR ELECTION AS DIRECTORS (TERM EXPIRES 2004)

    PETER J. WARDLE, age 66, was named Chairman of the Company's Board of Directors in January 2000 and has served as a director of the Company since 1987. Mr. Wardle has been a General Partner of Newtek Ventures, a venture capital company, since 1983. Mr. Wardle also serves as a director of Laser Diagnostic Technologies, a medical device company, Microbar, Inc., a software company, IES Technologies Corporation, a software company, and Sensys Instruments Corporation, a semiconductor company. Mr. Wardle received a Bachelor of Arts degree in History and Economics from Dartmouth College.

    WARREN WOOD, age 70, has served as a director of the Company since 1996. In 1996 Mr. Wood retired as Chairman of the Board of Directors, President and Chief Executive Officer of Cabot Medical Corporation, a medical device company, a position he held since 1983. Mr. Wood received a Bachelor of Science in Electrical Engineering from the University of Washington.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRES 2003)

    MICHAEL T. SEMBER, age 51, has served as a director of the Company since May of 1997. Mr. Sember is Executive Vice President of Business Development for Elan. Prior to joining Elan, Mr. Sember was with Marion Merrell Dow, Inc. from 1973 to 1991. Mr. Sember also serves as a director of Acorda
Therapeutics, Inc., FeRx Incorporated, and Zealand Pharmaceuticals, A/S.
Mr. Sember received a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst College.

    JAMES R. WEERSING, age 62, was named President and Chief Executive Officer of the Company in January 2000. He served as acting President and Chief Executive Officer of the Company since November 1998, Chairman of the Company's Board of Directors from 1992 until January 2000, and has been a director of the Company since 1987. Mr. Weersing has been Managing General Partner of MBW Management, Inc., a venture capital firm, since 1983. Mr. Weersing also serves as a director of Ventana Medical Systems, Inc., a publicly traded medical diagnostics company. Mr. Weersing received a Bachelor of Science degree in Mechanical Engineering and an MBA degree from Stanford University.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRES 2002)

    JOHN W. FARA, PH.D., age 59, has served as a director of the Company since 1992. Dr. Fara has served as the President, Chief Executive Officer and a Director of DepoMed, Inc., a publicly traded pharmaceutical company, since 1996. In March 2000, Dr. Fara was also elected Chairman. Dr. Fara also

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serves as a director of AVI Biopharma, a publicly traded pharmaceutical company.
From 1990 to 1996, Dr. Fara was President and Chief Executive Officer of
Anergen, Inc., a biotechnology company. Dr. Fara received a Bachelor of Science degree in Biology from the University of Wisconsin and a Ph.D. in Physiology from the University of California, Los Angeles.

    STEVEN P. SIDWELL, age 61, has served as a director of the Company since 1993. In July 1998, Mr. Sidwell joined Ansys, Inc. as Executive Vice President of Operations. Mr. Sidwell served as the Executive Vice President of SensorMedics, Inc., a cardiopulmonary diagnostic device manufacturer and a subsidiary of ThermoElectron, Inc. from 1996 to 1998. Mr. Sidwell served as the Vice President of Operations and as Executive Vice President for SensorMedics between 1991 and 1996. Mr. Sidwell received a Bachelor of Science degree in Chemical Engineering from Purdue University and an MBA from the Wharton School at the University of Pennsylvania.

OPERATION OF THE BOARD OF DIRECTORS

    Pursuant to Utah law, under which we are incorporated, our business, property and affairs are managed under the direction of the Board of Directors. During fiscal year 2001, there were six meetings of the Board. Each current director attended 75% or more of the aggregate of (i) the meetings of the Board held when he was a director and (ii) the meetings held by all Board committees on which he served, except Dr. John Fara and Mr. Mike Sember, who attended 67% of the Board meetings.

COMMITTEES OF THE BOARD

    The Board of Directors has established two committees, the Audit Committee and Compensation Committee. Each of these committees is responsible to the full Board of Directors, and its activities are subject to approval of the Board. The Audit Committee reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accountants, the scope of other services provided by our independent accountants, proposed changes in our financial and accounting practices, and our policies and procedures with respect to our internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to our financial affairs and accounting methods, including the selection and retention of our independent accountants. The Audit Committee is comprised of Messrs. Sember, Sidwell and Wood. The Compensation Committee administers our compensation programs, reviews and recommends to the Board compensation arrangements for our senior management and directors, and performs such other duties as may from time to time be determined by the Board. In addition, the Compensation Committee is responsible for administering our stock option plans. The Compensation Committee is comprised of Dr. Fara and Messrs. Wardle and Wood. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

DIRECTOR COMPENSATION

    Since January 2000, we have paid each of our non-employee directors $3,000 per quarter as a retainer for their continued services and have reimbursed them for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings. All non-employee directors are also eligible to participate in our stock option plans. Non-qualified options to purchase shares of common stock have been granted to the directors as follows: Dr. Fara (41,248 shares), Mr. Sember (35,000 shares), Mr. Sidwell (41,207 shares), Mr. Wardle (35,000 shares), Mr. Weersing (10,000 shares), and Mr. Wood (39,166 shares). In addition to the options previously granted as a non-employee director, Mr. Weersing has also been granted options to purchase 200,000 shares pursuant to his appointment in January 2000 as President and Chief Executive Officer of the Company and 15,000 shares pursuant to the fiscal 2001 bonus program. The option grants vest over periods ranging from immediately upon

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grant to 4 years. All such options are exercisable at an exercise price equal to the fair market value of the common stock on the date of grant (as adjusted for stock splits and similar transactions). The number of shares subject to any such grants, and the exercise price(s) of the shares underlying those grants, are determined by the Compensation Committee and approved by the Board of Directors.

                                   PROPOSAL 2

                     AMENDMENT TO 1997 SHARE INCENTIVE PLAN

    You are being asked to approve an amendment to our 1997 Share Incentive Plan which will increase the reserve of common shares available for issuance under the 1997 Plan by an additional 1,500,000 shares.

    The Board approved the proposed amendments on June 20, 2001, subject to shareholder approval at the annual meeting. The amendment is designed to provide us with the continuing ability to use equity incentives to attract and retain the services of individuals essential to our financial success and to fashion a more competitive equity compensation package to attract and retain the services of highly-qualified and experienced individuals to serve on the Board. Under the terms of the 1997 Plan, the Board may amend the plan at any time. Shareholder approval is required to the extent necessary or desirable to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Code or the Rules of the American Stock Exchange.

    BACKGROUND. The following is a summary of the principal features of the 1997 Plan, as most recently amended. This summary, however, does not purport to be a complete description of all the provisions of the 1997 Plan. Any shareholder who wishes to obtain a copy of the actual plan document may do so by written request to the Secretary at our principal offices in Salt Lake City, Utah.

    Our 1997 Plan was approved and adopted by the Board of Directors in October 1997 and was approved by the shareholders in November 1997. The 1997 Plan provides for grants to employees, officers, directors and consultants of both non-qualified stock options and "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")). The 1997 Plan also provides for the grant of certain other incentive compensation as set forth below. The purpose of the plan is to attract and retain the best available personnel to our company and to encourage stock ownership by the Company's employees, officers, directors and consultants in order to give them a greater personal stake in our success.

    ADMINISTRATION. The Compensation Committee administers the plan and is responsible for determining the type, amount and terms of any consideration awarded to a recipient. Under the plan, any options granted to a recipient are exercisable in accordance with the terms of the agreement governing the grant. If the option is an incentive stock option, those terms must be consistent with the requirements of the Code, as amended, and applicable regulations, including the requirement that the option price not be less than the fair market value of the common shares on the date of the grant. If the option is not an incentive stock option, the option price may be any price determined by the Compensation Committee.

    CHANGES IN CAPITAL STRUCTURE. The 1997 Plan provides that if the number of outstanding shares of our common stock is increased or decreased or changed into or exchanged for a different number or kind of securities by reason of any recapitalization, stock split, merger, consolidation, plan of exchange, sale of our company or any similar transaction, then appropriate adjustment will be made by the Board to the type, amount and terms of any outstanding grants or awards and in the number and kind of shares available for future grants or awards under the plan.

    TAX CONSEQUENCES. Under federal income tax law currently in effect, the tax consequences vary significantly depending, among other things, on the type, amount and terms of any particular grant or

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award. Generally, to the extent that the recipient is deemed to have received taxable ordinary income, such income is subject to withholding taxes and we are entitled to a compensation expense deduction in the amount of the ordinary income.

    As of June 30, 2001, under our 1988 Stock Option Plan, options to purchase a total of 285,163 common shares have been exercised, options to purchase a total of 210,163 common shares at a weighted average exercise price of $5.36 per share are outstanding and no options remained available for future grants.

    As of June 30, 2001, under the 1997 Plan, options to purchase a total of 2,073 common shares have been exercised, options to purchase a total 1,201,300 common shares at a weighted average exercise price of $3.46 per share are outstanding and 109,127 options remained available for future grants or awards. A total of 2,812,500 common shares are reserved for issuance under the 1997 Plan, of which 1,312,500 have been previously approved by the Shareholders.

    No option may be transferred by the optionee other than by will or the laws of descent and distribution. During the lifetime of an optionee, only the optionee may exercise an option. An option is exercisable on or after each vesting date in accordance with the terms set forth in the option agreement. Incentive options are exercisable only during the optionee's employment by the Company, and for a period of up to 90 days after the termination of the optionee's employment.

DESCRIPTION OF THE 1997 PLAN.

    ELIGIBILITY. All of our employees, officers and directors are eligible to participate in the 1997 Plan. Our non-employee agents, consultants, advisors and independent contractors are also eligible to participate. Currently there are approximately 75 employees, officers and directors eligible to participate in the 1997 Plan.

    The Share Incentive Plan is also administered by the Compensation Committee. Shares of common stock awarded under the 1997 Plan may be authorized and unissued shares or shares acquired in the market. If any award granted under the 1997 Plan expires, terminates or is cancelled, or if shares sold or awarded under the 1997 Plan are forfeited to or repurchased by us, the shares again become available for issuance under the 1997 Plan.

    In addition to incentive stock options and non-incentive stock options, the Compensation Committee may award other types of incentive compensation under the 1997 Plan. Such additional incentive compensation can include stock awards, stock appreciation rights (which entitle the holder of the right upon exercise thereof to receive payment from the Company of an amount equal in value to the excess of the fair market value of the Company's common stock on the date of exercise over the fair market value of the Company's common stock on the date of grant or, if granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), cash bonuses, performance-based awards (which are intended to qualify as performance-based compensation under sec. 162(m) of the Code) and common stock which is subject to a purchase agreement between the Company and the prospective recipient.

    The 1997 Plan shall continue in effect until November 6, 2007, subject to earlier termination by the Board. The Board may suspend or terminate the 1997 Plan at any time.

    The Board determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO"), as defined in Section 422 of the Code, or a non-statutory stock option ("NSO"). The Company does not receive any monetary consideration upon the granting of options.

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INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

    As noted above, the Board has adopted amendments to the 1997 Plan to increase the number of shares of common stock issuable thereunder from 1,312,500 to 2,812,500, an increase of 1,500,000 shares. This Proposal seeks your approval of these amendments.

    The Board believes that the number of shares of common stock currently available under the 1997 Plan may be insufficient in light of the anticipated continued growth in our operations. Further, the Board believes that increasing the number of shares reserved for issuance under the 1997 Plan is necessary to permit us to remain competitive in the industry in order to continue to attract and retain qualified employees by providing them with appropriate equity incentives. For this reason, the Board has determined that it is in the Company's best interests to increase the number of shares available for issuance under the 1997 Plan.

    The Board of Directors recommends a vote FOR the amendment to the 1997 Plan.

                                   PROPOSAL 3

                     APPOINTMENT OF INDEPENDENT ACCOUNTANT

    The Board has selected Ernst & Young LLP, independent public accountants, to audit our financial statements for fiscal year ending June 30, 2002. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our auditors for the fiscal year ending June 30, 2002.

    The Company's Audit Committee is composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors.

AUDIT COMMITTEE REPORT

    The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    Our independent auditors, Ernst & Young, are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Ernst & Young met with the committee and expressed their judgement as to the quality, not just the acceptability, of our accounting principles and discussed other matters as required under generally accepted auditing standards. In addition, Ernst & Young discussed the auditors' independence from us and our management, including those matters set forth in written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

    The committee discussed with our independent auditors the overall scope and plan of their audit. The committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held one meeting during fiscal year 2001.

    In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of our independent auditors.

Respectfully submitted,

Michael T. Sember                  Steven P. Sidwell                 Warren Wood

FEES PAID TO INDEPENDENT AUDITORS

    AUDIT FEES. The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in connection with the audit and for the reviews during fiscal 2001 of the Company's financial statements included in the quarterly reports on Form 10-Q were $54,000.

    ALL OTHER FEES. The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in fiscal 2001 in connection with non-audit related services, primarily tax compliance and tax consulting services, were $16,000. There were no fees for consulting in the information technology area.

    In appointing Ernst & Young LLP to serve as independent auditors for the fiscal year ending June 30, 2002, the Audit Committee considered whether the provision of these non-audit services is compatible with maintaining the independent auditors' independence.

AUDIT COMMITTEE CHARTER

ORGANIZATION

    This charter governs the operations of IOMED, Inc.'s (the "Company") audit committee (the "committee"). The charter will be reviewed and reassessed by the committee and will be approved by the board of directors (the "board") at least annually. The committee shall be appointed by the board and shall comprise of at least three directors, each of whom are independent of management and the Company. Members of the committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company, as described below. All committee members will be financially literate, as described below, or will become financially literate within a reasonable period of time after appointment to the committee. At least one member will have accounting or related financial management expertise, as defined below.

INDEPENDENT DIRECTORS

    A director will not be considered "independent" for purposes of serving as a member of the committee if, among other things, he or she has:

    - Been employed by the Company or its affiliates in the current or past three years;

    - Accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

    - An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

    - Been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company' securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    - Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

FINANCIALLY LITERATE AND FINANCIAL MANAGEMENT EXPERTISE

    For purposes of this charter, the terms "financially literate" and "financial management expertise" shall be defined as follows:

    - The term "financially literate" shall mean the ability to read and understand fundamental financial statements, including an entity's balance sheet, income statement, and cash flow statement.

    - The term "financial management expertise" shall mean past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

STATEMENT OF POLICY

    The committee will provide assistance to the board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall company "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate:

    - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss the auditors' independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee will review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

    - The committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and the compensation. Also, the committee will discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee will meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

    - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

    - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    JAMES R. WEERSING, age 62, was named President and Chief Executive Officer of the Company in January 2000. He served as acting President and Chief Executive Officer of the Company since November 1998, Chairman of the Company's Board of Directors from 1992 until January 2000, and has been a director of the Company since 1987. Mr. Weersing has been Managing General Partner of MBW Management, Inc., a venture capital firm, since 1983. Mr. Weersing also serves as a director of Ventana Medical Systems, Inc., a publicly traded medical diagnostics company. Mr. Weersing received a Bachelor of Science degree in Mechanical Engineering and an MBA degree from Stanford University.

    STEVEN L. HAMILTON, age 50, joined the Company in November 1998 and presently serves as Executive Vice President, Business Development.
Mr. Hamilton has held business development positions at large pharmaceutical companies and at smaller start-up companies. He was with Baxter International from 1986 through 1994, where his work resulted in the addition of 10 new products in addition to divesting Baxter of several non-strategic businesses. As Vice President, Business Development at Magainin Pharmaceuticals from 1994 through 1996, a development-stage company, Mr. Hamilton was instrumental in laying the groundwork for several strategic partnerships with large pharmaceutical companies. Mr. Hamilton holds a Bachelor of Science degree in Pharmacy from the University of Utah and an MBA from Northwestern University's Kellogg School of Management.

    ROBERT J. LOLLINI, age 47, has served as Executive Vice President, Finance, Chief Financial Officer and Secretary since joining the Company in 1993.
Mr. Lollini also serves as Vice President, Secretary and Treasurer, Dermion, a wholly owned subsidiary of the Company. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

    W. TIM MILLER, age 50, has served as Executive Vice President, IOMED Clinical Systems since joining the Company in 1994. Between 1991 and 1994,
Mr. Miller was the President and Chief Executive Officer of Sharpe Endosurgical Corporation, a company that designs, manufactures, and markets specialty endosurgical instruments. From 1990 to 1991, Mr. Miller was a partner in Kansas Creative Devices, a medical device design firm. Between 1986 and 1990, Mr. Miller was a Vice President and General Manager of the Diagnostics Division of Marion Laboratories. Prior to 1986, Mr. Miller held senior sales and marketing positions with American Home Products Corporation and American Hospital Supply Corporation. Mr. Miller previously served as a director of the American Social Health Association and the Biomedical Marketing Association. Mr. Miller received a Bachelor of Science degree in Life Science from the University of Southern Indiana and an MBA from the University of Utah.
Mr. Miller terminated his employment with the Company effective July 31, 2001.

    JAMAL YANAKI, age 41, joined the Company in 1992 and currently serves as Vice President/ General Manager, Clinical Systems. Mr. Yanaki has held various other positions within the Company including Director of Operations, Director of Engineering and Quality, and Manager of Engineering. From 1991 to 1992,
Mr. Yanaki worked for Coherent Medical, a manufacturer of surgical lasers and delivery systems, as a Senior Process Engineer. From 1988 to 1991, Mr. Yanaki worked for LifeScan, a division of the Johnson & Johnson Company, as a Process Development Engineer II. Mr. Yanaki serves as a director of Lithoflexographics, a private printing and converting company. Mr. Yanaki received a Bachelor of Science degree in Chemistry from Loyola University of Chicago, a Masters in Chemical Engineering from Colorado School of Mines, and an MBA from the University of Utah.

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to or earned by our Chief Executive Officer and the four other most highly compensated officers whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the fiscal years ended June 30, 2001, 2000 and 1999:

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                       ANNUAL COMPENSATION                     AWARDS
                                              --------------------------------------   -----------------------
                                                                         OTHER         RESTRICTED     AWARDS
                                                                         ANNUAL          STOCK      UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS     COMPENSATION (1)     AWARDS      OPTIONS
---------------------------        --------   --------   --------   ----------------   ----------   ----------
James R. Weersing................    2001     $240,000          (5)      $   --             --         15,000
  President and Chief Executive      2000      240,000    50,000             --             --        200,000
  Officer; Board Member (2)          1999      188,000        --             --             --         10,000

W. Tim Miller....................    2001     $184,600     4,000         $6,200             --             --
  Executive Vice President,          2000      181,700    32,000          5,500             --             --
  IOMED Clinical Systems             1999      163,000    32,000         11,000(3)          --        100,000

Steven L. Hamilton...............    2001     $171,300          (5)      $6,000             --         28,000
  Executive Vice President,          2000      173,800    16,000          5,700             --             --
  Business Development (4)           1999       82,000    14,500          4,000             --        150,000

Robert J. Lollini................    2001     $178,600          (5)      $6,200             --         28,000
  Executive Vice President,          2000      167,700    32,000          5,500             --             --
  Finance,                           1999      160,000    20,000          5,200             --        100,000
  Chief Financial Officer and
  Secretary

Jamal Yanaki.....................    2001     $150,500          (5)      $3,700             --         13,000
  Vice President/General Manager     2000      135,400    30,000          3,400             --         50,000
                                     1999      107,200    20,000          3,100             --         10,000

------------------------------

(1) Represents medical and dental insurance and premiums on group term life insurance.

(2) In January 2000, the Board of Directors appointed Mr. Weersing President and Chief Executive Officer.

(3) Includes principal and interest payment of $6,000 due on a $25,000 bridge loan made by the Company to Mr. Miller in connection with his relocation, and which was forgiven by the Company.

(4) Mr. Hamilton joined the Company in November 1998.

(5) Fiscal 2001 bonus awards were paid in stock options.

STOCK OPTION GRANTS

    The following stock options were granted to the Named Executive Officers during the fiscal year ended June 30, 2001.

                                                       INDIVIDUAL GRANTS (1)                    POTENTIAL REALIZABLE
                                                    ----------------------------                  VALUE AT ASSUMED
                                                     % OF TOTAL                                    ANNUAL RATES OF
                                       NUMBER OF      OPTIONS                                        STOCK PRICE
                                      SECURITIES     GRANTED TO                                   APPRECIATION FOR
                                      UNDERLYING    EMPLOYEES IN     EXERCISE                      OPTION TERM (2)
                                        OPTIONS        FISCAL          PRICE       EXPIRATION   ---------------------
NAME                                  GRANTED (#)     YEAR (3)     ($/SHARE) (4)      DATE         5%          10%
----                                  -----------   ------------   -------------   ----------   ---------   ---------
James R. Weersing...................    15,000          2.83%          $3.24        6/30/11      $30,564    $ 77,456
Steven L. Hamilton..................    28,000          5.29%          $3.24        6/30/11      $57,053    $144,584
Robert J. Lollini...................    28,000          5.29%          $3.24        6/30/11      $57,503    $144,584
Jamal Yanaki........................    13,000          2.46%          $3.24        6/30/11      $26,489    $ 67,128

------------------------------

(1) The options reflected in this table were all granted under the Company's 1997 Share Incentive Plan (the "Plan"). The date of grant is 10 years prior to the expiration date listed.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price.

(3) Based on an aggregate of 529,500 options granted to employees of the Company in fiscal 2001.

(4) Exercise price is the fair market value on the date of grant as determined in accordance with the Plan.

FISCAL YEAR-END OPTION VALUES

    The following table provides information regarding the number and value of options held by the Named Executive Officers on June 30, 2001. No options were exercised by the Named Executive Officers during fiscal 2001.

                                    NUMBER OF SECURITIES UNDERLYING
                                     OUTSTANDING OPTIONS AT FISCAL     VALUE OF OUTSTANDING IN-THE-MONEY
                                             YEAR-END (#)             OPTIONS AT FISCAL YEAR-END ($) (1)
                                    -------------------------------   -----------------------------------
NAME                                 EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                                --------------   --------------   ----------------   ----------------
James R. Weersing.................      50,000           175,000          $ 9,900            $     0
W. Tim Miller.....................      86,874            60,000           39,600             59,400
Steven L. Hamilton................      60,000           118,000           59,400             89,100
Robert J. Lollini.................      81,665            88,000           39,600             59,400
Jamal Yanaki......................      23,737            59,678            3,720              5,580

------------------------------

(1) Value is based on the closing sale price of the common stock as of the last business day of the fiscal year, June 30, 2001, ($3.24), minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PROGRAM

    The objectives of our executive compensation program are to align compensation with business objectives and individual performance, and to enable us to attract, retain and reward highly qualified executive officers who contribute to our long-term success. To ensure that compensation is competitive, we compare our compensation practices with those of comparable pharmaceutical products companies and other relevant U.S. companies in a similar stage of development. The annual compensation for our executive officers currently consists of three elements: salary, incentive bonus and equity participation. Executive officers are also entitled to participate in the same medical and other benefit plans available to our employees.

    Annual salaries and incentive bonuses for executive officers are determined based upon corporate and individual performance. While industry-wide practices are deemed to be important indicators of appropriate compensation levels, the Compensation Committee believes the most important considerations in setting an executive's base salary and incentive bonus are individual and corporate performance.

    Corporate performance is evaluated by reviewing the extent to which we meet strategic and business planning goals and objectives. Individual performance is evaluated by reviewing attainment of specific individual objectives and the degree to which teamwork and our values are fostered. Incentive bonuses are discretionary and based upon the achievement of functional, departmental and corporate goals as well as individual performance. The Compensation Committee evaluates the achievement of the annual goals and objectives established for the executive officers and their contribution to us on an annual basis.

    Equity participation has traditionally been in the form of stock option awards. Such awards are designed to promote the integration of the long-term interests of our employees, including our executive officers, and our shareholders, and to assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the employee's position with us and his actual or potential contributions to us in relation to his overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating our employees. Because the exercise price of a stock option is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of our common shares. All stock option awards are approved by the Compensation Committee. Stock options are used to reward substantially all of our employees, and not just our executive officers.

    During fiscal 2001, the board elected to pay bonuses to senior level employees in stock options pursuant to a formula. The number of options awarded was determined by multiplying the employee's cash bonus award by a fraction, the numerator of which was four and denominator of which was $4.56, the average closing price of the company's common stock during the year.

    In determining the total compensation of Mr. Weersing for fiscal 2001, the Compensation Committee considered numerous factors, including Mr. Weersing's experience, his role in managing our strategic direction, progress on our clinical, research and product development programs, his oversight in achieving commercial operating objectives, and his continued management responsibilities as President and Chief Executive Officer.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    The Compensation Committee has not yet adopted a policy on amendments to
Section 162 of the Internal Revenue Code of 1986, as amended, which disallow deductions for compensation in excess of $1 million for certain executives of public companies. We believe that the compensation expected to be paid during fiscal year 2001 is below the compensation limitation.

Respectfully Submitted,

John W. Fara                     Peter J. Wardle                     Warren Wood

                         SHAREHOLDER PERFORMANCE GRAPH

    The following graph shows a comparison of the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Stock Market (US Companies) and the Nasdaq Total Return Index for Pharmaceutical Stocks over the period beginning April 23, 1998 (the date of our initial public offering) through the fiscal year ended June 30, 2001. The comparison assumes that on April 27, 1998, $100 was invested in our common stock and in each of the foregoing indices and, where applicable, assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         IOMED, INC.  NASDAQ STOCK MARKET (U.S.)  NASDAQ PHARMACEUTICAL
4/27/98       100.00                      100.00                 100.00
6/98           68.33                      103.85                  98.90
9/98           21.67                       93.70                  93.38
12/98          29.17                      121.76                 123.96
3/99           30.00                      136.55                 135.91
6/99           30.00                      149.37                 138.74
9/99           31.67                      153.09                 159.53
12/99          46.67                      226.27                 233.62
3/00           71.67                      253.98                 286.55
6/00           70.00                      220.84                 318.42
9/00           61.67                      203.22                 349.64
12/00          66.67                      136.08                 291.37
3/01           63.20                      101.57                 215.73
6/01           43.20                      119.71                 267.95

    THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHOULD NOT BE DEEMED TO BE "SOLICITING MATERIAL", NOR SHOULD SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1997, we entered into agreements with Elan, an international developer and manufacturer of advanced drug delivery technologies, and certain of its affiliates. The agreements provide us with exclusive, worldwide licenses to certain of Elan's iontophoretic drug delivery technology, including numerous issued and pending United States and foreign patents, as well as a significant body of know-how and clinical study results. We acquired the Elan technology by issuing two promissory notes, a $10.0 million note and a $5.0 million note (the "Elan Notes"). Concurrently with the closing of our initial public offering in April 1998, we repaid the Elan Notes and Elan purchased, in a private placement transaction, 1,206,391 shares of common stock and 893,801 shares of Series D

Preferred Stock. Mr. Sember is an executive officer of Elan and serves as a member of the Board of Directors.

                             ADDITIONAL INFORMATION

    A copy of our Annual Report on Form 10-K, including financial statements, for the fiscal year ended June 30, 2001, is being furnished to you with this proxy statement. A portion of the information set forth in the Form 10-K was incorporated by reference from this Proxy Statement. We will mail an additional copy, without charge, to you upon written request. Requests should be sent to Investor Relations, IOMED, Inc., 2441 South 3850 West, Suite A, Salt Lake City, UT 84120.

                                 OTHER MATTERS

    We do not know of any other matters to be submitted at the meeting. If any other matters properly come before the meeting it is the intention of the persons named in the accompanying form of proxy, to the extent authorized, to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James R. Weersing
                                          President and Chief Executive Officer

Dated: September 28, 2001

                                  IOMED, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 13, 2001
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IOMED, INC.

    The undersigned shareholder of IOMED, Inc. (the "Company") hereby appoints Robert J. Lollini and James R. Weersing, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the common shares of the Company held of record by the undersigned on September 14, 2001, at the Annual Meeting of Shareholders of the Company to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on Tuesday, November 13, 2001, at 10:00 a.m., Mountain Standard Time, and any adjournment thereof.

PROPOSAL 1. Election of the following nominees as Directors of the Company, to serve a term of three years or until their successors are duly elected and qualified: Peter J. Wardle Warren Wood

         / / FOR         / / WITHHOLD AUTHORITY to vote for all nominees
(Instruction: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above.)

PROPOSAL 2. Approval of amendment to Company's 1997 Share Incentive Plan to increase the number of shares reserved for issuance.

                     / / FOR    / / AGAINST    / / ABSTAIN

            Continued and to be dated and signed on the reverse side

PROPOSAL 3. Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2002.

                     / / FOR    / / AGAINST    / / ABSTAIN

GENERAL. To act upon any other business that may properly come before the meeting and any adjournment thereof.

                     / / FOR    / / AGAINST    / / ABSTAIN

  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO
                               POSTAGE REQUIRED.

                                          THIS PROXY, WHEN PROPERLY EXECUTED,
                                          WILL BE VOTED IN THE MANNER DIRECTED
                                          HEREIN BY THE UNDERSIGNED SHAREHOLDER
                                          IF NO DIRECTION IS MADE, THIS PROXY
                                          WILL BE VOTED FOR THE PROPOSALS.

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                        Signature
                                           (Please sign exactly and as fully as
                                             your name appears on your stock
                                             certificate. If shares are held
                                          jointly, each shareholder must sign.)

                                          DATED: _________________________, 2001

      RECEIPT OF THE PROXY STATEMENT, DATED SEPTEMBER 28, 2001, IS HEREBY
                                 ACKNOWLEDGED.